                                    EXHIBIT 11.1

                                   CONCEPTUS, INC.

                   STATEMENT RE COMPUTATION OF NET LOSS PER SHARE


                                                               Three Months
                                                              Ended March 31,
                                                          ------------------------
                                                            1996           1995
                                                          ---------      ---------
          Net loss                                        $ (1,465)      $ (1,208)
                                                          ---------      ---------
                                                          ---------      ---------


          Shares used in computing historical net
             loss per share:

             Weighted average shares of common stock
             outstanding                                     6,131            174

             Shares related to Staff Accounting
               Bulletin Topic 4D                                --          1,403
                                                          ---------      ---------
             Total shares used in computing
             historical net loss per share                   6,131          1,577
                                                          ---------      ---------
                                                          ---------      ---------
          Historical net loss per share                   $  (0.24)      $  (0.77)
                                                          ---------      ---------
                                                          ---------      ---------


          Shares used in computing supplemental net loss per share:

             Weighted average shares  of common  stock
             outstanding                                     6,131            174

             Weighted average shares of the assumed
               conversion of redeemable convertible
               preferred stock                               1,507          3,504
                                                          ---------      ---------
             Total shares used in computing
               supplemental net loss per share               7,638          3,678
                                                          ---------      ---------
                                                          ---------      ---------
          Supplemental net loss per share                 $  (0.19)      $  (0.33)
                                                          ---------      ---------
                                                          ---------      ---------




                                         -14-